UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2014

MECKLERMEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

Mediabistro Inc.

(Former name or former address, if changed since last report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of Mecklermedia Corporation, formerly known as Mediabistro Inc., was held on August 8, 2014. The votes cast with respect to each item of business properly presented at the meeting are as follows:

•     The stockholders approved the sale of specified assets and the assumption of specified liabilities related to the Business by Mecklermedia to PGM-MB Holdings LLC as contemplated by the Asset Purchase Agreement.

For	3,431,228
Against	13,795
Abstain	1,568
Broker Non-Votes	48,867

•     The Board approved and recommended to the stockholders and the stockholders approved an amendment to the company’s Amended and Restated Certificate of Incorporation to change the name of the company to “Mecklermedia Corporation”.

For	3,482,454
Against	10,428
Abstain	2,575
Broker Non-Votes	0

•     The stockholders approved, on a non-binding, advisory basis, certain compensation arrangements for Mecklermedia’s named executive officers in connection with the sale of the Business.

For	3,350,110
Against	92,413
Abstain	4,067
Broker Non-Votes	48,868

•     The stockholders elected each of the four directors to the Board of Directors of Mecklermedia with terms expiring at the 2015 annual meeting of stockholders, as follows:

Members	For	Withheld	Broker Non-Votes
Alan M. Meckler	3,434,486	12,105	48,867
Wayne A. Martino	3,239,821	206,770	48,867
John R. Patrick	3,439,599	6,992	48,867
William A. Shutzer	3,434,585	12,006	48,867

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•     The stockholders approved, on an advisory basis, Mecklermedia’s executive compensation.

For	3,348,710
Against	91,870
Abstain	6,010
Broker Non-Votes	48,868

•     The stockholders approved the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the annual meeting to approve the Proposal to Sell the Business.

For	3,458,672
Against	36,002
Abstain	784
Broker Non-Votes	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MECKLERMEDIA CORPORATION

Date: August 12, 2014	By:	/s/ Alan M. Meckler
Alan M. Meckler Chairman and Chief Executive Officer

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